                                                                     EXHIBIT 3.2

                        COVAD COMMUNICATIONS GROUP, INC.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     Covad Communications Group, Inc., a Delaware corporation, hereby certifies as follows:

     The Certificate of Incorporation of Covad Communications Group, Inc. (the "CORPORATION") was filed in the office of the Secretary of State of the State of Delaware on July 14, 1997. The Certificate of Incorporation was amended on February 11, 1998. The Certificate of Incorporation was subsequently amended and restated on February 23, 1998, May 20, 1998 and August 28, 1998. The Certificate of Incorporation is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:


                                   ARTICLE I

     The name of the corporation is Covad Communications Group, Inc.


                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                   ARTICLE IV

     The Corporation is authorized to issue two classes of shares to be designated. respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred Fifty Million (150,000,000). The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000). The Common Stock and the Preferred Stock shall each have a par value of $.001 per share.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) the number of shares constituting that series and the distinctive designation of that series; (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or Purchase of shares of that series and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and (h) any other relative or participating rights, preferences and limitations of that series.


                                   ARTICLE V

     The Corporation is to have perpetual existence.


                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                      -2-
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                                  ARTICLE VII

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be as designated in the Bylaws of the Corporation. Effective upon the closing of the first sale of the corporation's common stock pursuant to a firmly underwritten registered public offering (the "IPO"), the directors shall be divided into three classes, with the term of office of the first class, which class shall initially consist of three (3) directors, to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class, which class shall initially consist of three (3) directors, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of two (2) directors, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders held after such election.

     In the event of an increase in the authorized number of directors, the newly created directorship shall be assigned to one of the above-referenced classes in accordance with resolutions adopted by the board of directors. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.


                                  ARTICLE VII

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.


                                      -3-
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     3.   Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                   ARTICLE XI

     Except as provided in Article X above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert E. Knowling, Jr., the President and Chief Executive Officer of the Corporation, and attested by Dhruv Khanna, the Secretary of the Corporation. The signatures below shall constitute the affirmation and acknowledgment under penalties of perjury, that the facts herein stated are true.

Dated:  ___________ __, 1998


                                    COVAD COMMUNICATIONS GROUP, INC.



                                    By:
                                        ---------------------------------------
                                         Robert E. Knowling, Jr.
                                         President and Chief Executive Officer



ATTEST:



-------------------------------
Dhruv Khanna
Secretary